UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016
L-3 COMMUNICATIONS HOLDINGS, INC.
 L-3 COMMUNICATIONS CORPORATION
(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. — Other Events.

On December 6, 2016, L-3 Communications Holdings, Inc. (the “Company”) announced that it will change its name to L3 Technologies, Inc. effective December 31, 2016.

The name change will occur in connection with an internal reorganization to eliminate the Company’s holding company structure.  The reorganization was approved by shareholders at the Company’s 2016 annual meeting held on May 3, 2016, and is expected to be consummated on December 31, 2016.

Pursuant to the reorganization, the Company will be merged with and into its wholly-owned subsidiary, L-3 Communications Corporation (the “Merger”), with the subsidiary being the surviving entity in the merger (the “Surviving Entity”).  Immediately thereafter on December 31, 2016, the name of the Surviving Entity will be changed to L3 Technologies, Inc. as described above (the “Name Change”).

As a result of the Merger and the Name Change, all outstanding shares of the Company’s common stock will automatically be converted into the same number of shares of common stock of L3 Technologies, Inc., as the Surviving Entity, with economic, voting and other rights that are substantially identical.

The common stock of L3 Technologies, Inc. will commence trading effective January 3, 2017 (the first trading day of 2017) on the New York Stock Exchange under the ticker symbol “LLL”, the same ticker symbol currently used by the Company.

A copy of the press release announcing the Name Change is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

           (d) Exhibits.

Exhibit Number	Title
99.1	Press Release dated December 6, 2016, issued by L-3 Communications Holdings, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: December 6, 2016